Exhibit 32

                     CERTIFICATIONS UNDER 18 U.S.C. ss.1350

      The undersigned certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Pacific Financial Corporation for the quarter ended March 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Pacific Financial Corporation.

      /s/ Dennis A. Long                   /s/ John Van Dijk
      -----------------------              -----------------------
      Dennis A. Long                       John Van Dijk
      President                            Secretary/Treasurer
      Chief Executive Officer              Chief Financial Officer
      May 12, 2004                         May 12, 2004